Exhibit 99.1

Argo Prices Public Offering of $150 Million of Depositary Shares Representing Its Resettable Fixed Rate Perpetual Non-Cumulative Preference Shares

HAMILTON, Bermuda—July 7, 2020 (BUSINESS WIRE) – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or the “Company”), an underwriter of specialty insurance and reinsurance products, has priced an underwritten public offering of 6,000,000 Depositary Shares, each of which represents a 1/1000th interest in a share of the Company’s newly designated 7.00% Resettable Fixed Rate Perpetual Non-Cumulative Preference Shares, Series A (the “Preference Shares”). The Preference Shares have a liquidation preference of $25,000 per Preference Share, equivalent to $25 per Depositary Share (or $150 million in aggregate liquidation preference). The underwriters offered the Depositary Shares to the public at a public offering price of $25 per share.

The offering was made pursuant to an effective shelf registration statement and is expected to close on July 9, 2020, subject to the satisfaction of customary closing conditions. Argo intends to use the net proceeds from the offering to repay its term loan, which has $125 million principal remaining outstanding, and for working capital to support continued growth in Argo’s insurance operations.

The Preference Shares have no fixed maturity date. Argo may redeem all or a portion of the shares at a redemption price of $25,000 per Preference Share, equivalent to $25 per Depositary Share, on or after September 15, 2025. In addition, Argo may redeem shares prior to September 15, 2025 in certain other circumstances at applicable redemption prices. Argo intends to list the Depositary Shares on the New York Stock Exchange under the symbol “ARGOPrA.”

The offering was led by Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and J.P. Morgan Securities LLC, as joint book-running managers.

This offering may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and accompanying prospectus may be obtained, when available, from the U.S. Securities and Exchange Commission’s website at www.sec.gov. Alternatively, these documents are available from the underwriters by contacting any of the following:

•	Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attention: WFS Customer Service, Telephone: (800) 645-3751, Email: wfscustomerservice@wellsfargo.com;

•	BofA Securities, Inc., 200 N. College Street, NC1-004-03-43, Charlotte, North Carolina 28255, Attention: Prospectus Department. Telephone: (800) 294-1322, Email: dg.prospectus_requests@bofa.com;

•	Morgan Stanley & Co. LLC, 180 Varick Street, New York, New York 10014, Attention: Prospectus Department, Telephone: (866) 718-1649, Email: prospectus@morganstanley.com;

•	UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Telephone: (888) 827-7275; or

•	J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Telephone: (212) 834-4533.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Depositary Shares or the Preference Shares, nor shall there be any sale of the Depositary Shares or the Preference Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Argo Group International Holdings, Ltd.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo’s insurance subsidiaries are rated ‘A-’ by A.M. Best and Argo’s U.S. insurance subsidiaries are rated ‘A-’ (Strong) by Standard and Poor’s.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements that reflect Argo’s current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, its Current Report on Form 8-K filed on July 7, 2020, and its other filings with the Securities and Exchange Commission (“SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

Contact:

Brett Shirreffs	David Snowden
Head of Investor Relations	Senior Vice President, Group Communications
212.607.8830	210.321.2104
brett.shirreffs@argogroupus.com	david.snowden@argogroupus.com